                        SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement Confidential
[X]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to section 240.14a-11(c) or section
       240.14a-12

                     NOVAMETRIX MEDICAL SYSTEMS INC.

 ...............................................................................
           (Name of Registrant as Specified In Its Charter)

 ...............................................................................
    (Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]    $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ]    $500 per each party to the controversy pursuant to Exchange Act
       Rule 14a-6(i)(3).
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)    Title of each class of securities to which transaction applies:

    2)    Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4)    Proposed maximum aggregate value of transaction:

    5)    Total fee paid:

   [X]    Fee previously paid with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


    1)    Amount Previously Paid:

          .....................................................................

    2)    Form, Schedule or Registration Statement No.:

          .....................................................................

    3)    Filing Party:

          .....................................................................

    4)    Date Filed:

          .....................................................................

                 AN IMPORTANT BULLETIN FOR
                 NOVAMETRIX MEDICAL SYSTEMS
                        STOCKHOLDERS

                     -------------------

AS YOU CONSIDER YOUR VOTE AT THE UPCOMING ANNUAL MEETING,
SCHEDULED FOR NOVEMBER 25, 1996, YOU SHOULD BE AWARE OF THE
FOLLOWING IMPORTANT DEVELOPMENTS:

* The dissident stockholder group has recently distributed a new proxy statement retracting certain false statements contained in their prior communications to shareholders. All proxy cards previously received by the group are invalid.

* Institutional Shareholder Services ("ISS"), the nation's leading independent shareholder advisory group, recently recommended a vote in favor of all of management's proposals, including the merger with Andros, Inc., and rejected all of the dissident group's proposals.

ISS stated:

"ISS supports this merger. While we believe the dissidents raise important questions, their numbers are misleading." (emphasis added)

"As for the price of the transaction, shareholders are giving up
38 percent of Novametrix for the potential of doubling their earnings per share and having an equity stake in a much larger, broader based company."

"Based on the favorable pricing, the strategic fit of the two companies, the prospects for earnings growth, and the fairness opinion rendered by Tucker Anthony, we believe the merger agreement warrants shareholder support." (emphasis added)

     YOUR VOTE ON THE IMPORTANT ISSUES TO BE DECIDED
     AT THE ANNUAL MEETING SHOULD BE BASED ON FACTS,
          NOT MISLEADING STATEMENTS AND NUMBERS.

At the Annual Meeting, decisions will be made that could dramatically affect the future value of your Novametrix investment. Those decisions should be based on facts, not misleading statements and numbers.

You deserve to hear the real facts directly from Novametrix. On November 12 and 13, senior management will be available at the Sheraton Tara in Portland, Maine for one-on-one and small group discussions at 9:00 a.m., 11:00 a.m., 1:00 p.m. and 3:00 p.m. In
addition, we will hold a large meeting on November 12, 1996 at 6:30 p.m. at the Tara. If you would like to attend any of these meetings, please call 1-800-243-3444 to make a reservation.

-------------------------- IMPORTANT --------------------------

If you have any questions about voting your shares, please call
Georgeson & Company Inc. TOLL FREE: 1-800-223-2064.

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